Exhibit 3.18

AMENDED AND RESTATED BYLAWS

OF

BLOUNTSVILLE TELEPHONE COMPANY, INC.

ARTICLE ONE

PRINCIPAL OFFICE

1.01.       The principal office of the corporation is located in Blountsville, Blount County, Alabama.

ARTICLE TWO

SHAREHOLDER(S) MEETINGS

Place of Meetings

2.01.       All meetings of the shareholder(s) shall be held at the principal office of the corporation or any other place within or without the State of Alabama as may be designated for that purpose from time to time by the board of directors.

Time of Annual Meeting

2.02.       The annual meetings of the shareholder(s) shall be held at such place, date and hour as shall be fixed by the board of directors and designated in the notice of waiver of notice thereof, except that no annual meeting need be held if all actions required by the Alabama Business Corporation Act to be taken at a shareholder’s annual meeting are taken pursuant to a written consent in lieu of a meeting pursuant to Section 2.09.

Notice of Meeting

2.03.       Written notice of each shareholder(s) meeting shall be delivered to each shareholder of record entitled to vote at the meeting.  Notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting in accordance with ALA. CODE

§ 10-2B-7.05 (1975).  If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid and addressed to the shareholder(s) at the address appearing on the stock transfer records of the corporation.   Notwithstanding the provisions of this paragraph, if the meeting is held to consider increasing the stock or bonded indebtedness of the corporation, notice must be given not less than thirty (30) days before the date of the meeting, in compliance with ALA. CONST. of 1901, art. XII, Section 234.

Special Meetings

2.04.       Special meetings of the shareholder(s) may be called by the board of directors, the President or any Vice-President, and shall be called by the President or Secretary upon the written request of shareholder(s) owning not less than one-tenth (1/10) of all shares entitled to vote at the meeting or such other person as may be authorized in the articles of incorporation or these bylaws.

Waiver of Notice

2.05.       Whenever any notice is required to be given to any shareholder or director by law or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records, whether before or after the time stated therein, shall be equivalent to the giving of such notice.  Whenever any notice is required to be given to any shareholder or director by law or under the provisions of the articles of incorporation or these bylaws, attendance of a shareholder or director at a meeting shall constitute a waiver of notice or defective notice of such meeting, except where the shareholder or director attends the meeting and objects at the beginning of the meeting (or promptly upon arrival) to the transaction of business and does not vote afterwards for or assent to any action taken at such meeting.  Whenever any notice of purpose of a meeting is required to be given to any shareholder or director by law or under the provisions of the articles of incorporation or these bylaws, attendance of a shareholder or director at a meeting shall constitute a waiver of objection to consideration of a matter outside the scope of the meeting’s stated purpose, except where the shareholder or director objects to considering the matter before action is taken on it.

Quorum

2.06.       A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholder(s), but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholder(s), unless the vote of a greater number or voting by classes is required by law, the articles of incorporation or these bylaws.

Voting of Shares

2.07.       Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholder(s).  At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

Proxies

2.08.       A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Action Without Meeting

2.09.       Any action which may be taken at a meeting of the shareholder(s) may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholder(s) entitled to vote with respect to the subject matter thereof.  Such consent shall have the same effect as a unanimous vote of shareholder(s).

ARTICLE THREE

DIRECTORS

Powers

3.01.       All corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors, subject, however, to such limitations as are imposed by law, the articles of incorporation or these bylaws.  The directors shall act only as a board and an individual director shall have no power as such.  The board of directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation, and may give powers of attorney to agents of the corporation to transact any special business requiring such authorization.

Number, Election and Terms of Office of Directors

3.02.       The number of directors on the board of directors may be set by resolution adopted by a majority of the directors (subject to Section 10-2B-8.03(b) of the Alabama Business Corporation Act), or in the absence of such resolution, by a resolution adopted by a majority of the shareholder(s).  The directors shall be elected annually by the shareholder(s), and shall hold office until the next succeeding annual meeting and until their successors are elected and shall qualify.

Qualifications of Directors

3.03.       The directors need not be shareholders of this corporation or residents of the State of Alabama.

Resignation, Removal and Vacancies

3.04.       A director may resign at any time by delivering written notice to the board of directors, its chair, or to the corporation.  A resignation is effective when the notice is delivered unless such notice specifies a later effective date. The shareholder(s) may remove one or more directors with or without cause at a meeting called for that purpose.  Vacancies occurring in the board of directors may be filled by (a) election at an annual meeting or at a special meeting of the shareholder(s) called for that purpose, or (b) the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  A director elected to fill a vacancy shall be elected to serve until the next annual meeting of the shareholder(s).

Place of Meetings

3.05.       All meetings of the board of directors shall be held at such place within or without this State as may be designated from time to time by a majority of the directors or as may be designated in the notice calling the meeting.

Regular Meetings

3.06.       Regular meetings of the board of directors shall be held, without call or notice, immediately following each annual meeting of the shareholder(s) of this corporation, and at such other times as the directors may determine.  Members of the board of directors, or any committee designated thereby, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such members shall constitute presence in person of a meeting.

Special Meetings - Call and Notice

3.07.       Special meetings of the board of directors for any purpose shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice- President or any two directors.  Written notices of the special meeting, stating the time, and in general terms the purpose or purposes thereof, shall be mailed or telegraphed or personally delivered to each director at least two (2) days in advance of the day appointed for the meeting.  Oral notices of the special meeting, stating the time, and in general terms the purpose or purposes thereof, shall be made in person or by telephone at least one (1) day in advance of the day appointed for the meeting by communication to each director in person or by telephone.

Quorum

3.08.       A majority of the directors in office shall constitute a quorum for the transaction of business.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Board Action Without Meeting

3.09.       Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed with the Secretary of the corporation.  Such consent shall have the same effect as a unanimous vote.

Compensation

3.10.       Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

ARTICLE FOUR

OFFICERS

Title and Appointment

4.01.       The officers of the corporation shall consist of a president, a vice-president, a secretary, a treasurer, and such other officers and assistant officers as the board of directors shall from time to time determine.  Any two offices may be held by the same person.  All officers shall be elected by the board of directors, which shall fix the compensation, and tenure of all officers.

Powers and Duties of Officers

4.02.       The powers and duties of the officers shall be those usual to the office but may from time to time be defined, enlarged or restricted by action of the board of directors.

Removal of Officers

4.03.       Any officer may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights.

ARTICLE FIVE

EXECUTION OF INSTRUMENTS

5.01.       The board of directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

ARTICLE SIX

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES, AND AGENTS

Action Against Party Because of Corporate Position

6.01.       The corporation shall indemnify any person who was or is a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expense (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful.  The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Action by or in the Right of Corporation

6.02.       The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court in which such claim, action, or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

Reimbursement if Successful

6.03.       To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any claims, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit, or proceeding.

Authorization

6.04.       Any indemnification under Paragraphs 6.01 and 6.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraphs 6.01 and 6.02.  Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Advance Reimbursement

6.05.       Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this article.

Indemnification Not Exclusive

6.06.       The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.  Where such other provision provides broader rights of indemnification than these bylaws, said other provision shall control.

Subsidiaries

6.07.       All references in this article to a director, officer, employee, or agent of the corporation shall be deemed to include any director, officer, employee, or agent of corporations that are majority owned subsidiaries of this corporation.

Insurance

6.08.       The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

Invalidity

6.09.       The invalidity or unenforceability of any provision hereof shall not in any way affect the remaining portions hereof, which shall continue in full force and effect.

ARTICLE SEVEN

ISSUANCE AND TRANSFER OF SHARES

Certification for Paid and Unpaid Shares

7.01.       Certificates for shares of the corporation shall be issued only when fully paid.

Share Certificates

7.02.       The corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in such form as the board of directors may provide, except as hereinafter provided.  Each certificate shall bear upon its face the statement that the corporation is organized under the laws of Alabama, the name of the registered holder, the number and class of shares and the designation of the series, if any, and the par value or a statement that the shares are without par value.  The certificates shall be signed by the President, which signature may be in facsimile if the certificates are to be signed by a transfer agent or registrar, and the seal of the corporation shall be affixed thereto.  All certificates for shares shall be consecutively numbered.  The certificates shall contain on the faces or backs such recitations or references as are required by law.

Transfer of Shares

7.03.       Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate.  The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the bylaws of the corporation to the same extent as if he had signed a written assent thereto.

Lost Certificates

7.04        In the case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the board of directors may prescribe.

ARTICLE EIGHT

RECORDS AND REPORTS

Inspection of Books and Records

8.01.       All books and records provided for by statute shall be open to inspection of the shareholder(s) from time to time and to the extent expressly provided by statute, and not otherwise.  The directors may examine such books and records at all reasonable times.

Record Date

8.02.       In their discretion, the board of directors may fix a future date as the record date in order to make a determination of shareholder(s) for any purpose.  A record date may not be more than 70 days before the meeting or action requiring determination of shareholder(s). If no record date is fixed for the determination of shareholder(s) entitled to notice or to vote at a meeting of shareholder(s), or shareholders entitled to receive payment of or a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholder(s). A determination of shareholder(s) entitled to vote at any meeting of shareholder(s) made as provided herein is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Shareholder List

8.03        After fixing the record date for a meeting, the corporation shall prepare an alphabetical listing of the names of all of the corporation’s shareholder(s) entitled to notice of a meeting of shareholder(s), which list must be arranged by voting group and must show the address of and number of shares held by each such shareholder.  The shareholder list shall then be made available for inspection and copying by any shareholder, the shareholder’s agent or attorney at the place and to the extent expressly provided by statute, and not otherwise.   Refusal or failure to prepare or make available the shareholder list does not affect the validity of action taken at the meeting.  The stock transfer records of the corporation shall be prima facie evidence as to the shareholder(s) entitled to examine the shareholder list, transfer records or to vote in person or by proxy at any meeting of shareholder(s).

ARTICLE NINE

AMENDMENT OF BYLAWS

The power to make, alter, amend, or repeal the bylaws is vested in the board of directors except to the extent that such power is reserved to the shareholder(s) by statute.

[SIGNATURE AND CERTIFICATION ON NEXT PAGE]

Signature and Certification

I certify that the foregoing are the true and correct Amended and Restated Bylaws of Blountsville Telephone Company, Inc., an Alabama corporation.

Dated:________________________, 2004.

Secretary